Exhibit 10.12
AMENDMENT NO. 1 TO
TERM LOAN AGREEMENT DUE 2013
$175,000,000
December 20, 2010
This AMENDMENT NO. 1 (this “Amendment”) to the TERM LOAN AGREEMENT (the “Term Loan Agreement”) dated as of December 19, 2008, is effective as of December 1, 2010 (the “Effective Date”) between Anadarko Petroleum Corporation, a Delaware corporation, with principal offices at 1201 Lake Robbins Drive, The Woodlands, Texas 77380 (“Lender”), and Western Gas Partners, LP, a Delaware limited partnership with principal offices at 1201 Lake Robbins Drive, The Woodlands, Texas 77380 (“Borrower”). The Guarantor (as defined in Section 3 of the Term Loan Agreement) has joined in this Amendment solely for purposes of confirming its agreement in Section 3 of the Term Loan Agreement.
WHEREAS, Lender and Borrower are party to the Term Loan Agreement; and
WHEREAS, Lender and Borrower desire to amend the Term Loan Agreement to fix the interest rate through the Maturity Date.
NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Lender and Borrower agree to amend the Term Loan Agreement as follows:
1.	Paragraph 8 of the Term Loan Agreement is hereby amended by deleting such paragraph and replacing it in its entirety with the following:

8. Interest Rate. For the period commencing on the Effective Date and ending on December 1, 2010, interest shall be assessed at a fixed rate per annum equal to 4.0% (the “Initial Fixed Rate”). For the period commencing on December 1, 2010 and ending on the Maturity Date, interest shall be assessed at a fixed rate per annum equal to 2.82% (the “Subsequent Fixed Rate”). The interest rate for a particular period shall be whichever of the Initial Fixed Rate and the Subsequent Fixed Rate is applicable to such period. Notwithstanding the foregoing provisions of this Section 8 or any other provision of this Agreement, interest on the Loan and other amounts due hereunder at any time shall be limited to the highest lawful rate that may be charged under the laws of the State of Texas at such time.

2.	The defined terms in Exhibit A to the Term Loan Agreement are hereby amended as follows:
(a)	The defined term “LIBO Rate” is deleted in its entirety;

(b)	The defined term “Revolving Credit Agreement” is deleted and replaced it in its entirety with the following:
“Revolving Credit Agreement” at any time means the revolving credit agreement with the largest aggregate commitment amount to which Lender is then a party as the borrower, as amended, or if there is no such revolving credit agreement then in effect, the last revolving credit agreement to which Lender was a party as the borrower. As of the Effective Date, the Revolving Credit Agreement is the $5,000,000,000 Revolving Credit Agreement, dated as of September 2, 2010, among Anadarko Petroleum Corporation, as Borrower, JPMorgan Chase Bank, N.A., as Administrative Agent, and the lenders party thereto, as amended.

(c)	The defined term “Business Day” is deleted and replaced it in its entirety with the following:

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City, New York are authorized or required by law to remain closed.
3.	Except as expressly amended by this Amendment, the Term Loan Agreement is not modified hereby, is hereby ratified and confirmed, and shall remain in full force and effect.

4.	This Amendment may be executed on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Amendment by facsimile transmission or electronic mail shall be effective as delivery of a manually executed counterpart hereof.

5.	This Amendment shall be subject to and governed by the laws of the State of Texas.
[Signature Page to Follow]

In witness whereof the parties have caused this Amendment to be executed by their proper officers on the day and year first above written.

Anadarko Petroleum Corporation
By:	/s/ Bruce W. Busmire
Bruce W. Busmire
Vice President, Finance and Treasurer

Western Gas Partners, LP
By:	Western Gas Holdings, LLC, its general partner

By:	/s/ Donald R. Sinclair
Donald R. Sinclair President and Chief Executive Officer

Solely for purposes of confirming its agreement in Section 3 of the Term Loan Agreement: Western Gas Resources, Inc.
By:	/s/ Bruce W. Busmire
Bruce W. Busmire
Vice President and Treasurer

Signature Page to Amendment No. 1 to
Term Loan Agreement Due 2013